THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT. THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE WARRANT IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS WARRANT MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION THEREOF.


NO. __

                                     WARRANT

                To Purchase ___________ Shares of Common Stock of


                               ION NETWORKS, INC.


                  THIS CERTIFIES that, for value received, [Name of entity] (the "Buyer") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after June 7, 1999 and on or prior to 5:00 P.M., New York time on June 7, 2002 (the "Termination Date") but not thereafter, to subscribe for and purchase from ION NETWORKS, INC., a corporation incorporated under the laws of the State of Delaware (the "Company"), ____________ shares (the "Warrant Shares") of Common Stock, par value $.001 per share, of the Company (the "Common Stock"). The exercise price of each share of Common Stock (the "Exercise Price") under this Warrant shall be equal to $[4.50 or $6.00]. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being granted in connection with that certain Stock Purchase Agreement of even date herewith by and between the Company and the Buyer (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings respectively ascribed to such terms in the Agreement.

                  1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

                  2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully-paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

                  3. Exercise of Warrant. Except as provided in Section 4 below, exercise of the purchase rights represented by this Warrant may be made at any time or from time to time before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in this Warrant, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three (3) business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer of immediately available funds to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares.

                  4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

                  5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                  6. Redemption. (a) In the event that the average of the bid and ask prices of the Common Stock as reported on the Nasdaq Stock Market for any thirty (30) consecutive trading day period equals a minimum of One Hundred Fifty (150%) percent of the Exercise Price (as adjusted in accordance with Section 12 herein), the Company shall have the right, at any time thereafter, to deliver a notice of redemption to the Buyer (the "Redemption Notice") setting forth the Company's intention to redeem any or all of the Warrants (the "Redemption Warrants") on a date that is no earlier than the thirty-first (31st) day following the date of the Redemption Notice (the "Redemption Date"), at a redemption price equal to $.01 per Warrant (the "Redemption Price").

                           (b) The Buyer shall have the right, at any time on or
prior to the Redemption Date, to exercise any or all of the Redemption Warrants at the Exercise Price and upon the terms and conditions set forth herein by following the procedures set forth in Section 3 hereof no later than the Redemption Date.

                           (c) In the event that the Buyer fails to exercise the
Redemption Warrants in accordance with Section 3 hereof on or before the Redemption Date, the Company shall have the right, but not the obligation, to redeem the Redemption Warrants at the Redemption Price at any time within thirty
(30) business days of the Redemption Date by delivering the aggregate Redemption Price to the Buyer, after which the Redemption Warrants shall immediately be deemed automatically canceled and of no further force or effect and shall be promptly returned by the Buyer to the Company marked "canceled."

                  7. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

                  8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company.

                  9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, if mutilated, and upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

                  10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

                  11. Effect of Certain Events. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, stock split, stock dividend, or similar event, then and in each such event, the holder of this Warrant shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holder would have received had this Warrant been exercised immediately prior to such capital reorganization, reclassification or other change. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, reclassification or exchange of shares provided in the previous sentence), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and/or assets to any other person or entity (any of which events is herein referred to as a "Reorganization"), then as part of such Reorganization, provision shall be made so that the holders of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, the number of shares of stock or other securities or property of the Company, or of the successor corporation (or entity) resulting from such Reorganization, to which such holder would have been entitled if such holder had exercised its exercise rights granted hereunder immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holder of this Warrant after the Reorganization, to the end that the provision of this Section (including adjustment of the number of shares issuable upon exercise of this Warrant) shall be applicable after that event in as nearly equivalent manner as may be practicable.

                  12. Adjustments of Exercise Price and Number of Warrant Shares. In the event the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this Section shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  13. Adjustment of Exercise Price-Below Market Value Issuances. In the event that the Company issues or sells any shares of Common Stock for a consideration per share less than the greater of the (x) closing bid price per share of Common Stock (as reported on the Nasdaq Stock Market or the principal securities exchange on which the Common Stock is then traded on the date immediately preceding such issuance or sale) (the "Market Price") or (y) Exercise Price in effect immediately prior to such issuance or sale, then the Exercise Price, as of the date of such issuance or sale, shall be reduced (except as provided below) to such lesser price (calculated to the nearest cent) as shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such additional shares and (y) the number of shares of Common Stock which the aggregate consideration received for the issuance or sale of such additional shares would purchase at the greater of the Market Price on the date of such issuance or sale or the Exercise Price then in effect, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance or sale of such additional shares, provided that, with respect to any issuances or sales pursuant to any Van Kasper Offering, the provisions of this Section 13 shall only apply in the event that such issuances or sales are for a consideration per share less than the Market Price on the date of such issuance or sale, further provided that, the Company shall not be required to make any such adjustment in the event of (aa) the issuance of shares of Common Stock pursuant to the exercise of the Warrants or any other warrants or options to purchase shares of Common Stock outstanding on the date hereof,
(bb) the issuance of shares of Common Stock pursuant to that certain Stock Purchase Agreement of even date herewith by and between the Company and the Buyer, (cc) the granting of any stock options pursuant to the Company's 1998 Stock Option Plan or (dd) the issuance of shares of Common Stock by the Company in connection with any merger, consolidation, or stock or asset acquisition.

                  14. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

                  15. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

                  16. Authorized Shares. The Company covenants that during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.

                  17.      Miscellaneous.

                  (a) Choice of Law; Venue; Jurisdiction. This Warrant will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under federal securities law, without reference to principles of conflicts or choice of law thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York or the state courts of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Warrant obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any other state or county having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Warrant irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

                  (b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the Holder upon exercise will bear the following legend:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."

                  (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

                  (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holders hereof by the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first written above.




                                      ION NETWORKS, INC.




                                      By:  ____________________________________
                                              Name:
                                              Title:

                                      [NAME OF ENTITY]




                                      By:  ____________________________________
                                              Name:
                                              Title:

                               NOTICE OF EXERCISE



To:      ION NETWORKS, INC.



                  (1) The undersigned hereby elects to purchase ________ shares of Common Stock, par value $.001 per share (the "Common Stock") of ION NETWORKS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                  (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                           -------------------------------
                           (Name)

                           -------------------------------
                           (Address)
                           -------------------------------




Dated:



                                    --------------------------------------------
                                     Signature

                                 ASSIGNMENT FORM

                    (To assign the foregoing Warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the Warrant.)



                  FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________________________.



_______________________________________________________________________________

                                                Dated:  ________________


                           Holder's Signature:  _____________________________

                           Holder's Address:    _____________________________

                                                _____________________________



Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.